Execution Copy


                         GUARANTOR SECURITY AGREEMENT


     THIS GUARANTOR SECURITY AGREEMENT is made as of the 12th day of April, 2002 by Kinetek, Inc., a Delaware corporation ("Guarantor") in favor of U.S. Bank National Association, as Trustee (the "Trustee") for the benefit of itself and Holders of Notes, with an address at U.S. Bank Trust Center, 180 East 5th Street, Saint Paul, Minnesota 55101.

     1.  DEFINITIONS

     As used in this Agreement:

     "Agreement" shall mean this Guarantor Security Agreement, as it may be amended, modified or supplemented from time to time.

     "Collateral" shall mean all of the Property and interests in Property described in Section 2 of this Agreement, and all other property that now or hereafter secures the payment and performance of any of the Obligations.

     "Default" shall have the meaning provided to such term in Section 4.1.

     "Guaranty" shall mean that certain guaranty set forth in the Indentures of even date herewith made by Guarantor in favor of Trustee, for the benefit of Trustee and the Holders of Notes, as it may be amended, modified or supplemented from time to time.

     "Guaranty Documents" shall mean, collectively, this Agreement, the Guaranty and all other agreements, instruments and documents now or hereafter executed and/or delivered by Guarantor to Trustee in order to evidence or secure the Obligations, as each may be amended, modified or supplemented from time to time.

     "Holders" shall have the meaning set forth in the Indentures.

     "Indentures" shall mean the two Indentures dated as of even date herewith among the Issuer and Trustee, as amended, modified or supplemented from time to time.

     "Issuer" shall mean Kinetek Industries, Inc., a Delaware corporation.

     "Notes" shall have the meaning set forth in the Indentures.

     "Obligations" shall mean all obligations with respect to the Guaranty and all other loans and all other advances, debts, liabilities, obligations, covenants and duties arising due or payable from Guarantor to Trustee or any Holder of any kind or nature, present or future, arising under the Guaranty, this Agreement or any of the other Guaranty Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Guarantor under the Guaranty, this Agreement or any of the other Guaranty Documents.



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     "Security Agreement" shall mean that certain Security Agreement dated as of even date herewith, by and between Issuer and Trustee as it may be amended, modified or supplemented from time to time.

     The foregoing definitions shall be equally applicable to the singular and plural forms of the defined terms. Capitalized terms used in this Agreement without definition and defined in the Security Agreement shall have the meanings ascribed to such terms in the Security Agreement, including without limitation terms defined in the Appendix A to the Security Agreement, it being understood and acknowledged that any such capitalized terms defined in the Security Agreement describing property or interests in property of the Issuer (including, without limitation, capitalized terms used in Section 1 of this Agreement) shall be construed herein to refer to property or interests in property of Guarantor. Terms used in this Agreement and not defined herein or in the Security Agreement shall have the meanings given such terms in the UCC.

     2.    SECURITY INTEREST

     2.1. Security Interest in Collateral. To secure the prompt payment and performance to Trustee and each Holder of the Obligations, Guarantor hereby grants to Trustee for the benefit of itself and each Holder a continuing Lien upon all of Guarantor's assets, including all of the following Property and interests in Property of Guarantor (collectively, the "Collateral"), whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

          (a) Accounts;

          (b) Certificated Securities;

          (c) Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

          (d) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

          (e) Contract Rights;

          (f) Deposit Accounts;

          (g) Documents;

          (h) Equipment;

          (i) Financial Assets;

          (j) Fixtures;

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          (k) General Intangibles, including Payment Intangibles and Software;

          (l) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

          (m) Instruments;

          (n) Intellectual Property;

          (o) Inventory;

          (p) Investment Property;

          (q) money (of every jurisdiction whatsoever);

          (r) Letter-of-Credit Rights;

          (s) Payment Intangibles;

          (t) Security Entitlements;

          (u) Software;

          (v) Supporting Obligations;

          (w) Uncertificated Securities;

          (x) Commercial Tort Claims; and

          (y) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided, that (a) the grant under this
Section 2.1 shall not include more than 65% of the Securities of any Foreign Subsidiary and (b) the foregoing shall not include (and the grant, assignment and transfer of a security interest as provided herein shall not extend to) (i) "intent to use" trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise or (ii) any General Intangibles or Intellectual Property which in accordance with applicable licenses or other agreements applicable thereto terminate or become terminable if a security interest is granted therein (a "Terminable Intangible"); provided, further, that the foregoing shall include any and all Accounts, Chattel Paper, Payment Intangibles and Instruments arising under any and all such Terminable Intangibles.

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     2.2.  Other Collateral

           2.2.1. Commercial Tort Claims. Guarantor shall promptly notify Trustee in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof involving an amount in excess of $200,000 against any third party and, upon request of Trustee, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Trustee to give Trustee a security interest in any such Commercial Tort Claim. Guarantor represents and warrants that as of the date of this Agreement, to its knowledge, neither the Issuer nor such Guarantor possesses any Commercial Tort Claims.

          2.2.2. Other Collateral. Guarantor shall promptly notify Trustee in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Chattel Paper and, within 10 days after request by Trustee, execute such other documents, and do such other acts or things deemed appropriate by Trustee to provide to Trustee or its agent "control" (within the meaning of the applicable Uniform Commercial
     Code) or possession with respect to such Collateral; including without limitation, executing and delivering and causing the relevant depositary bank to execute and deliver an Account Control Agreement; promptly notify Trustee in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Instruments and, within 10 days after request by Trustee, execute such other documents, and do such other acts or things deemed appropriate by Trustee to provide Trustee or its agent control or possession with respect to such Instruments and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document, use its best efforts to obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Trustee in addition to the Senior Agent. The provisions of this subsection 1.2.2 shall not apply to more than 65% of the Securities of any Foreign Subsidiary.

     2.3. Lien Perfection; Further Assurances. Guarantor shall, and at any time from time to time upon the written request of the Trustee the Guarantor shall, in each case at the Guarantor's expense, promptly, execute such UCC-1 financing statements as are required by the UCC and such other instruments, assignments or documents as are necessary to perfect Trustee's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Trustee's Lien upon the Collateral. Guarantor shall pay, or reimburse Trustee for, all costs and fees of preparing and having filed UCC-1 financing statements, amendments thereto and other documents, and of taking such other actions to perfect and to continue
Trustee's Lien on any and all Collateral, including without limitation the initial perfection thereof. Unless prohibited by applicable law, Guarantor hereby authorizes Trustee to execute and file any such financing statement, including, without limitation, financing statements that indicate the Collateral (i) as all assets of Guarantor or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 2.1, on Guarantor's behalf. Guarantor also hereby ratifies its authorization for Trustee to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Trustee's request, Guarantor shall also promptly execute or cause to be executed and shall deliver to

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Trustee or its agent any and all documents, instruments and agreements deemed necessary by Trustee, to give effect to or carry out the terms or intent of this Agreement and the other Guaranty Documents. The provisions of this
Section 2.3 (i) shall not require that any leasehold mortgages be provided other than upon Trustee's reasonable request therefor and (ii) shall not apply to the motor vehicles owned by Guarantor to the extent that the fair market value of the motor vehicles owned by the Issuer and the Guarantors does not exceed 300,000 in the aggregate.

     2.4. Lien on Realty. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by Mortgages upon all real Property identified therein. Each Mortgage shall be executed by the Guarantor in favor of Trustee. Each Mortgage shall be duly recorded, at Guarantor's expense, in each office where such recording is required to constitute a fully perfected second Lien (subject only to the Lien in favor of the Senior Agent) on the real Property covered thereby. The Guarantor shall deliver to Trustee, at Guarantor's expense, mortgagee title insurance policies issued by a title insurance company reasonably satisfactory to Trustee, which policies shall be in form and substance satisfactory to Trustee and shall insure a valid second Lien in favor of Trustee (subject only to the Lien in favor of the Senior Agent), for the benefit of itself and Holders of the Notes, on the Property covered by each Mortgage, subject only to those exceptions acceptable to Trustee and its counsel. The Guarantor shall deliver to Trustee such other documents, including, without limitation, as-built survey prints of the real Property, as Trustee and its counsel may request relating to the real Property subject to the Mortgages. Trustee agrees that final survey prints of the real Property existing as of December 14, 2001, and final title insurance policies reflecting the delivery of such surveys, all in form or substance reasonably satisfactorily to Trustee, may be delivered to Trustee within 30 days after the date hereof. Notwithstanding the foregoing provisions of this Section 2.4, the Guarantor may grant a Lien in real Property acquired by the Guarantor after the date hereof to a mortgagee other than Trustee, so long as (a) the fair market value of such real Property does not exceed (1) $500,000 individually or (2) $1,000,000 in the aggregate, together with all other real Property owned the Guarantor that is not subject to the Lien of a Mortgage and (b) such Lien granted to a mortgagee other than Trustee secures Indebtedness that is incurred pursuant to and in accordance with subsection 8.2.3(xiv) of the Senior Loan Agreement.

     2.5. Subordination. Notwithstanding any other provision contained here, the Lien granted by the Guarantor to the Trustee and any rights of the Trustee with respect to the Collateral described herein, pursuant to this Agreement or any Guaranty Document, to secure the Obligations shall be
(i) subordinate and junior in priority to the Liens granted the Senior Agent and Senior Lenders pursuant to the Senior Loan Agreement or any other Senior Security Documents, and (ii) subject to the terms and conditions of the Intercreditor Agreement. Any provisions contained herein that purport to give the Trustee the right to exercise its judgment, the right to be satisfied or other similar rights or decision making abilities shall only be operative after such time as all indebtedness under the Senior Loan Agreement has been fully and indefeasibly paid in cash and satisfied and all lending commitments under the Senior Loan Agreement have been terminated. In addition, the Guarantor and the Trustee acknowledge and agree that, to the extent that any provision hereunder imposes an obligation upon the Guarantor that the Guarantor is unable to satisfy due to the satisfaction of its obligations under the Senior Loan Agreement and the

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Senior Security Documents, such provision shall not become operative until all indebtedness under the Senior Loan Agreement has been fully and indefeasibly paid in cash and satisfied and all lending commitments under the Senior Loan Agreement have been terminated.


     3.    REPRESENTATIONS, WARRANTIES AND COVENANTS

     3.1. Incorporation of Representations and Covenants. The representations and warranties set forth in Section 3 of the Security Agreement as they related to the Guarantor, the Guarantor's Collateral, operations, business or affairs or the Other Agreements to which the Guarantor is a party, each of which is incorporated herein by reference, are true and correct, and the Trustee and Holders of the Notes shall be entitled to rely on each of them as if they were fully set forth herein. Guarantor hereby covenants and agrees that, so long as any of the Obligations remain outstanding, Guarantor will fully comply with all of the provisions of Sections 2 with respect to the Guarantor's Collateral, and all of the covenants of Section 3 of the Security Agreement, with respect to the Guarantor's Collateral, operations, business and affairs, as if Guarantor were the Issuer under the Security Agreement.

     3.2. Location of Collateral. Guarantor further covenants and agrees that, so long as any of the Obligations remain outstanding all Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Guarantor at one or more of the business locations set forth in Exhibit 2.11 of the Security Agreement, as updated by Guarantor providing prior written notice to Trustee of any new location.

     3.3. Intangible Collateral. Guarantor represents and warrants, and covenants and agrees, that its General Intangibles and Intellectual Property constituting Terminable Intangibles are not, and will not at any time be, material to the business or operations of the Issuer and the Guarantors taken as a whole.

     4.    DEFAULTS; RIGHTS AND REMEDIES ON DEFAULT

     4.1. Default. Each of the following occurrences shall constitute a default under this Agreement (each, a "Default"):

          (a) Breach of Other Agreement. The occurrence of any Event of Default under the any Other Agreement; or

          (b) Breach under Guaranty Documents. Guarantor's failure to pay when due any obligations of Guarantor under the Guaranty, or the occurrence of any breach of the terms and conditions contained in any Guaranty Document.

          4.2.  Remedies

          (a) Remedies. Upon or at any time during the continuance of a Default, Trustee shall have and may exercise from time to time the following rights and remedies (subject in each case to the terms of the Intercreditor Agreement and Section 2.5 hereof):

               (i) All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Trustee or Holders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the Other Agreements, and none of which shall be exclusive.

               (ii) The right to take immediate possession of the Collateral, and to (i) require Guarantor to assemble the Collateral, at Guarantor's expense, and make it available to Trustee at a place designated by Trustee which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said

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          premises until sold (and if said premises be the Property of
          Guarantor, Guarantor agrees not to charge Trustee for storage thereof).

               (iii) The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Trustee, in its sole discretion, may deem advisable. Trustee may, at Trustee's option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Guarantor agrees that 10 days' written notice to Guarantor of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Trustee may designate in said notice. Trustee shall have the right to conduct such sales on Guarantor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Trustee shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Trustee, on behalf of Holders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection (provided, that amounts received in immediately available funds shall be credited upon receipt thereof), first to the costs, expenses and attorneys' fees incurred by Trustee in collecting the Obligations, in enforcing the rights of Trustee and Holders under the Other Agreements and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Guarantor shall remain liable to Trustee and Holders therefor.

               (iv) Trustee is hereby granted a license or other right to use, without charge, Guarantor's labels, patents, copyrights, licenses, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing, advertising for sale and selling any Collateral and Guarantor's rights under all licenses and all franchise agreements shall inure to Trustee's benefit.

               (v) At Trustee's request, Guarantor shall deliver to Trustee all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts,

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          including, without limitation, all original orders, invoices and shipping receipts. Trustee in its own name or in the name of others may communicate with Account Debtors under the Accounts to verify with them to Trustee's satisfaction the existence, amount and terms of any Accounts. Upon the request of Trustee at any time, Guarantor shall notify Account Debtors on the Accounts that the Accounts have been assigned to Trustee and that payments in respect thereof shall be made directly to Trustee. Anything herein to the contrary notwithstanding, Guarantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Trustee nor any Holder shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Trustee of any payment relating thereto, nor shall Trustee or any Holder be obligated in any manner to perform any of the obligations of Guarantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. Any payments of Accounts, when collected by Guarantor ("Proceeds of Accounts"), consisting of cash, cash equivalents, checks and other near-cash items, shall be held by Guarantor in trust for Trustee, segregated from other funds of Guarantor, and shall, forthwith upon receipt by such Guarantor (and, in any event within two Business
          Days) be turned over to Trustee in the exact form received by Guarantor, (duly endorsed by such Guarantor to Trustee, if required), and deposited in any account that is subject to an Account Control Agreement maintained under sole dominion and control of Trustee. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of payments included in the deposit. All Proceeds of Accounts while held by the Trustee (or by such Guarantor in trust for Trustee) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until so applied as provided in Section 4.2(a)(iii).

          (b) Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Guarantor contained in this Agreement and the Other Agreements, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Trustee or any Holder or contained in any other agreement between Trustee, any Holder and Guarantor, heretofore, concurrently or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of Guarantor herein contained. The failure or delay of Trustee or any Holder to require strict performance by Guarantor of any provision of this Agreement or any Other Agreement or to exercise or enforce any rights, Liens, powers or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers and remedies shall continue in full force and effect until all Obligations owing or to become owing from Guarantor to Trustee and each Holder shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representation of Guarantor contained in this Agreement or any of the Other Agreements and no Default by Guarantor under this Agreement or any Other Agreement shall be deemed

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     to have been suspended or waived by Trustee or any Holder, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by duly authorized representatives of Trustee (or such Holder, as applicable) and directed to Guarantor.

     4.3. Set Off and Sharing of Payments. Subject to the terms of the Intercreditor Agreement and Section 2.5 hereof, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, Trustee is hereby authorized by the Guarantor at any time or from time to time, with reasonably prompt subsequent notice to the Guarantor (any prior or contemporaneous notice to the Guarantor being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by Trustee at any of its offices for the account of the Guarantor (regardless of whether such balances are then due to the Guarantor), and (ii) other property at any time held or owing by Trustee to or for the credit or for the account of the Guarantor, against and on account of any of the Obligations.

     5.   MISCELLANEOUS.

     5.1. Power of Attorney. Subject to the terms of the Intercreditor Agreement and Section 2.5 hereof, Guarantor hereby irrevocably designates, makes, constitutes and appoints Trustee (and all Persons designated by Trustee) as Guarantor's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 5.1, and Trustee, or Trustee's agent, may, without notice to Guarantor and in Guarantor's or Trustee's name, but at the cost and expense of Guarantor:

          5.1.1 Upon the occurrence and during the continuance of an Event of Default, and subject to the terms of the Intercreditor Agreement and
     Section 2.5 hereof, at such time or times as Trustee in its sole discretion, may determine, endorse Guarantor's name on any checks, notes, acceptances, drafts, money orders or other evidence of payment or proceeds of collateral that come into possession or control of Trustee.

          5.1.2. At such time or times upon or after the occurrence and during the continuance of a Default, subject to the terms of the Intercreditor Agreement and Section 2.5 hereof, as Trustee or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Guarantor's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Trustee deems advisable, and at Trustee's option, with all warranties regarding the Collateral disclaimed; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Guarantor's name to a proof of claim in bankruptcy or similar


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     document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Guarantor whether or not relating to its Accounts that comes into Trustee's possession and notify the postal authorities to change the address for mail delivery to Guarantor to such address as Trustee may designate; (vii) endorse the name of Guarantor upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Trustee on account of the Obligations; (viii) endorse the name of Guarantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Guarantor's stationery and sign the name of Guarantor to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and Computer Hardware and Software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Trustee's determination, to fulfill Guarantor's obligations under this Agreement.

     The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

     5.2. Indemnity. Guarantor hereby agrees to indemnify Trustee (and each of its Affiliates) and hold Trustee (and each of its Affiliates) harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by any such Person (including reasonable attorneys fees and legal expenses) as the result of Guarantor's failure to observe, perform or discharge Guarantor's duties hereunder. In addition, Guarantor shall defend Trustee (and each of its Affiliates) against and save it harmless from all claims of any Person with respect to the Collateral (except those resulting from the Gross negligence or intentional misconduct of any such Person). Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Trustee (and each of its Affiliates) by any Person under any Environmental Laws by reason of Guarantor's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Guarantor under this Section 5.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     5.3. Complete Agreement. The Other Agreements constitute the complete agreement among the parties with respect to the subject matter hereof and may not be modified, altered or amended, except as provided in Section 5.4. Guarantor may not sell, assign or transfer any interest in this Agreement or any of the other Guaranty Documents, or any of the Obligations or any portion thereof, including, without limitation, Guarantor's rights, title, interests, remedies, powers and duties hereunder or thereunder.

     5.4. Modification of Agreement. No amendment, modification or supplement or waiver of any provision of this Agreement nor consent to any departure by the Trustee therefrom, shall in any event be effective unless the same shall be in writing and signed by Trustee and Guarantor, and approved or consented to by the Majority Holders and then such amendment, modification or supplement or

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such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, modification, supplement, waiver or consent shall be effective, unless in writing and signed by each Holder, do any of the following: (1) amend any provision of this Agreement that requires the consent of all Holders or consent to or waive any breach thereof, (2) amend the definition of the term "Majority Holders", (3) amend this Section 5.4 or (4) release any substantial portion of the Collateral. If a fee is to be paid by Guarantor in connection with any waiver or amendment hereunder, the agreement evidencing such amendment or waiver may provide that only Holders executing such agreement by a specified date may share in such fee (and in such case, such fee shall be divided among the applicable Holders on a pro rata basis without including the interests of any Holders who have not timely executed such agreement).

     5.5. Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, (i) Trustee incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) the negotiation and preparation of this Agreement or any of the other Guaranty Documents or any amendment of or modification of this Agreement or any of the other Guaranty Documents, or (2) the administration of this Agreement or any of the other Guaranty Documents and the transactions contemplated hereby and thereby; or (ii) Trustee (but, as to expenses, costs and out-of-pocket expenses of such Holder of the types described in clause
(ii)(3) of this Section 5.5, only if an Event of Default then exists), incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) any litigation, contest, suit, proceeding or action (whether instituted by Trustee, Guarantor or any other Person) relating to the Collateral, this Agreement or any of the other Guaranty Documents or Guarantor's affairs; (2) any attempt to enforce any rights of Trustee against Guarantor or any other Person which may be obligated to Trustee by virtue of this Agreement or any of the other Guaranty Documents, including, without limitation, the Account Debtors; or (3) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Trustee, as applicable, shall be charged to Guarantor; provided, that (a) if an Event of Default does not then exist, Guarantor shall only be responsible for such expenses, costs and out-of-pocket expenses to the extent that the same are reasonable and (b) Guarantor shall not be responsible for such expenses, costs and out-of-pocket expenses to the extent incurred because of the gross negligence or willful misconduct of Trustee. All amounts chargeable to Guarantor under this Section
5.5 shall be Obligations secured by all of the Collateral, shall be payable to Trustee or such Holder, as the case maybe, 15 days after demand therefor, and shall bear interest from the date due until paid in full at the rate applicable to Notes from time to time.

     5.6. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     5.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Guarantor, Trustee and each Holder.

     5.8. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto shall be delivered and shall be deemed delivered in accordance with the notice provisions set forth in the Security

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

Agreement, with any such notices required or permitted to be sent to Guarantor to be delivered to Guarantor in care of Kinetek at Kinetek's address set forth in the Security Agreement.

     5.9. Interpretation. No provision of this Agreement or any of the other Guaranty Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have been structured, drafted or dictated such provision.

     5.10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW
YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF TRUSTEE'S LIEN UPON THE COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK.

     5.11. Waivers. GUARANTOR IRREVOCABLY WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH TRUSTEE HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY
OF THE OTHER GUARANTY DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (B) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT,
NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL
OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY TRUSTEE OR ANY LENDER, ON WHICH GUARANTOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER TRUSTEE OR ANY LENDER MAY DO IN THIS REGARD; (C) NOTICE
PRIOR TO TRUSTEE'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND
OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING TRUSTEE TO EXERCISE ANY REMEDIES HEREUNDER; (D) THE BENEFIT OF ALL VALUATION,
APPRAISEMENT AND EXEMPTION LAWS, (E) NOTICE OF ACCEPTANCE HEREOF; (F) (i) THE RIGHT TO TRIAL BY JURY (WHICH TRUSTEE HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE SECURITY DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT,
DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY TRUSTEE OR ANY HOLDER ON WHICH THE ISSUER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER TRUSTEE OR ANY HOLDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TRUSTEE'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING TRUSTEE TO EXERCISE ANY OF TRUSTEE'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) NOTICE OF ACCEPTANCE HEREOF AND (vi) EXCEPT AS PROHIBITED
BY LAW, ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (G) PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS,

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

COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTOR IN CARE OF KINETEK AT THE ADDRESS SET FORTH IN THE NOTICE PROVISIONS OF THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF GUARANTOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF TRUSTEE OR ANY HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY TRUSTEE OR ANY HOLDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION. THE ISSUER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO TRUSTEE ENTERING INTO THIS AGREEMENT AND THAT TRUSTEE IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH THE ISSUER. THE ISSUER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO TRUSTEE'S ENTERING INTO THIS AGREEMENT AND THAT TRUSTEE IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH GUARANTOR. GUARANTOR WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     5.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     5.13. Term of Agreement. This Agreement shall be in full force and effect for a term commencing on the date hereof and continuing until all Obligations have been paid in full and the Indentures shall be fully discharged. Upon payment in full of the Obligations and the discharge of the Indentures, the Liens provided for hereunder shall terminate and all rights to the Collateral shall revert to the Guarantor. The Trustee agrees that, upon such termination of the Liens hereunder, the Trustee shall, at the Guarantor's expense, execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence the termination of such Liens.

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

     5.14. Consent. Whenever Trustee's, Majority Holders' or all Holders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Trustee, Majority Holders or all Holders, as applicable, shall be authorized to give or withhold such consent in their sole and absolute discretion and to condition its consent upon the giving of additional Collateral security for the Obligations, the payment of money or any other matter.

     5.15. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Trustee in respect of the Obligations is rescinded or must otherwise be restored or returned by Trustee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Guarantor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Guarantor or any substantial part of its assets; or otherwise, all as though such payments had not been made.

     5.16. No Deductions. Any and all payments or reimbursements made hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the income of Trustee or any Holder or franchise taxes by the jurisdiction under the laws of which Trustee or any Holder is organized or doing business or any political subdivision thereof and taxes imposed on its income by the jurisdiction of Trustee's or such Holder's applicable lending officer or any political subdivision thereof or franchise taxes (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities").

     5.17. Successor Trustee. Upon the effective appointment of a successor Trustee under the Indentures, such successor Trustee shall succeed to the rights, powers and duties of Trustee under this Agreement.


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





     IN WITNESS WHEREOF, this Agreement has been duly executed in Chicago, Illinois, on the day and year specified at the beginning hereof.

                             KINETEK, INC.

                             By: /s/ Gordon L. Nelson, Jr.
                                --------------------------------------
                             Name:  Gordon L. Nelson, Jr.
                             Title: Vice President



                             U.S. BANK NATIONAL ASSOCIATION, as Trustee


                             By   /s/ Richard H. Prokosch
                                 ----------------------------------------
                             Name:   Richard H. Prokosch
                             Title:  Vice President








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